UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 13, 2010 (Date of earliest event reported)

ALLIED NEVADA GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9790 Gateway Drive, Suite 200, Reno, Nevada 89521

(Address of principal executive offices)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 13, 2010, Allied Nevada Gold Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at which (i) the eight nominees identified in the table below were elected to the Company’s board of directors to serve until the Company’s 2011 Annual Meeting of Stockholders or until successors are duly elected and qualified and (ii) the appointment of Ehrhardt, Keefe, Steiner, & Hottman PC as the Company’s independent registered public accounting firm for the current fiscal year was ratified. The matters acted upon at the Annual Meeting are described in more detail in the Company’s definitive proxy statement, as amended, filed with the Securities and Exchange Commission on May 19, 2010. Set forth below are the final voting tallies for the 2010 Annual Meeting:

Proposal: Election of Directors	For	Withheld	Broker Non-Vote
Robert M. Buchan	32,631,001	2,796,587	6,573,534
Scott A. Caldwell	32,638,054	2,789,534	6,573,534
John W. Ivany	33,207,973	2,219,615	6,573,534
Cameron A. Mingay	32,196,469	3,231,119	6,573,534
Terry M. Palmer	33,494,001	1,933,587	6,573,534
Carl Pescio	34,688,054	739,534	6,573,534
D. Bruce Sinclair	33,419,537	2,008,051	6,573,534
Robert G. Wardell	33,391,831	2,035,757	6,573,534

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent registered public accounting firm	41,695,085	99,904	206,133	0

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 16, 2010	Allied Nevada Gold Corp.

	By:	/s/ Hal D. Kirby
Hal D. Kirby
Executive Vice President and Chief Financial Officer